Exhibit 99.1

FOR IMMEDIATE RELEASE

Tower Signs Agreement to Sell its European Operations

LIVONIA, Mich., Dec. 7, 2018 – Tower International, Inc. [NYSE: TOWR], a leading global manufacturer of engineered automotive structural metal components and assemblies, today announced it has entered into a stock purchase agreement (SPA) relating to the sale of all of its European Operations to Financière SNOP Dunois S.A.(FSD), a privately owned French automotive supplier. The SPA is in substantially the form contemplated at the time that the Memorandum of Understanding was executed between Tower and FSD on November 20, 2018.

The purchase price represents an Enterprise Value of €255 million which represents an EV / Adjusted EBITDA multiple of 5.4x 2018 full year expected earnings.

“We are pleased to have executed the stock purchase agreement with FSD for the divestiture of Tower’s European operations. When completed, the divestiture will reduce Tower’s net leverage to less than 1 times Adjusted EBITDA, giving Tower the flexibility to continue to profitably grow our business while maintaining a conservative balance sheet and providing the opportunity for the return of capital to shareholders,” said CEO Jim Gouin.  “Since 2014, Tower’s North American business has grown by more than 40 percent in a relatively flat production environment as we have benefitted from the industry’s shift from passenger cars to trucks and SUVs as well as OEM outsourcing. Tower is well positioned to continue to benefit from these trends and current projections for full-year 2020 represent continued above market revenue growth and improved Adjusted EBITDA margins.”

Tower has also received Term Loan B lender consents and, subject to execution of definitive agreements intends to repay $50 million of outstanding Term Loan B indebtedness upon the closing of the transaction with FSD. This repayment, coupled with Tower’s voluntary reduction to the Term Loan in July of this year, would represent repayments totaling $100 million and reduce Tower’s Term Loan B to less than $260 million.

The closing of the sale transaction is expected to take place during the first quarter of 2019 and is subject to approval of the applicable antitrust authorities and certain other conditions.

Forward-Looking Statements and Risk Factors

This press release contains statements which constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding the completion of the sale transaction and debt repayment described in this press release, the timing and consequences of those transactions, projected enterprise value, positioning, projected truck revenues and the outlook for revenue, Adjusted EBITDA Margin, and net leverage. The forward-looking statements can be identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “project,” “target,” and other similar expressions. Forward-looking statements are made as of the date of this presentation and are based upon management’s current expectations and beliefs concerning future developments and their potential effects on us. Such forward-looking statements are not guarantees of future performance. The following important factors, as well as risk factors described in our reports filed with the SEC, could cause our actual results to differ materially from estimates or expectations reflected in such forward-looking statements:

•	global automobile production volumes;
•	the financial condition of our customers and suppliers;
•	our ability to make scheduled payments of principal or interest on our indebtedness and comply with the covenants and restrictions contained in the instruments governing our indebtedness;
•	our ability to refinance our indebtedness;
•	risks associated with our non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions;
•	any increase in the expense and funding requirements of our pension and other postretirement benefits;
•	our customers’ ability to obtain equity and debt financing for their businesses;
•	our dependence on our largest customers;
•	pricing pressure from our customers;
•	changes to U.S. trade and tariff policies and the reaction of other countries thereto;
•	work stoppages or other labor issues affecting us or our customers or suppliers;
•	our ability to integrate acquired businesses;
•	our ability to take advantage of emerging secular trends,
•	risks associated with business divestitures;
•	costs or liabilities relating to environmental and safety regulations;
•	our ability to close the pending transaction in accordance with anticipated terms; and
•	regulatory and other conditions that must be satisfied or, in certain circumstances, waived in order to consummate the pending transaction.

We do not assume any obligation to update or revise the forward-looking statements contained in this press release.

Contact:

Derek Fiebig

Executive Director, Investor & External Relations

(248) 675-6457

fiebig.derek@towerinternational.com